[EXHIBIT 2.1]

                 Agreement And Plan Of Merger Of
                       Knight Energy Corp.
                     (A Nevada Corporation)
                     And Knight Energy Corp.
                    (A Maryland Corporation)


     This Agreement And Plan Of Merger is by and between Knight Energy Corp., a Maryland corporation ("Knight Maryland"), and
Knight Energy Corp., a Nevada corporation ("Knight Nevada"). Knight Maryland And Knight Nevada are sometimes referred to individually as a "Constituent Corporation", and they are sometimes referred to jointly as the "Constituent Corporations".

                            Recitals
                            --------

     A. Knight Maryland was formed as a wholly owned subsidiary of Knight Nevada pursuant to a proposal for the reorganization of Knight Nevada approved by the board of directors and stockholders of Knight Nevada.

     B. The reorganization of Knight Nevada is to be effected by merging Knight Nevada with and into Knight Maryland and causing the stockholders of Knight Nevada to become the stockholders of Knight Maryland, with each outstanding share of common stock of Knight Nevada being deemed simultaneously at the time of the merger to be one share of common stock of Knight Maryland.

     C. The General Corporation Law of the State of Maryland (the "Maryland Code") and the Nevada Revised Statutes (the "Nevada Code") permit the reorganization of Knight Nevada into Knight Maryland provided that Knight Nevada and Knight Maryland each adopts a plan of merger which sets forth the terms and conditions of the proposed merger, the mode of carrying the merger into effect, the manner and basis of converting the shares of each corporation into shares or other securities or obligations of the surviving corporation and other applicable provisions.

                            Agreement
                            ---------

     In   consideration  of  the  premises  and   the   following
agreements, Knight Maryland and Knight Nevada agree as follows:

     1.     Name   Of  Constituent  Corporations  And   Surviving
            -----------------------------------------------------
Corporation.   The names of the corporations proposing  to  merge
-----------
are Knight Energy Corp., a Maryland corporation, and Knight Energy Corp., a Nevada corporation, and the name of the corporation which shall be the surviving corporation is Knight Energy Corp., a Maryland corporation.

     2.    Terms  And  Conditions Of The Merger.   Knight  Nevada
           ------------------------------------
shall merge with and into its wholly owned subsidiary, Knight Maryland, effective as of the date of the later to occur of the filing of Articles Of Merger, in the form attached to and made a part of this Agreement as Exhibit A, with the Secretary of State
                           ---------
of Nevada in accordance with the Nevada Code and of the date of filing Articles Of Merger, in the form attached to and made a part of this Agreement as Exhibit B, with the Secretary of State
                           ---------
of Maryland in accordance with the Maryland Code.

     3.   Manner And Basis Of Converting Shares.  Knight Maryland
          -------------------------------------
has authority to issue 500,000,000 shares of common stock having a par value of $.0001. Knight Maryland has 100 shares of common stock issued and outstanding, all of which are owned by Knight Nevada. Knight Maryland has authority to issue 50,000,000 shares of preferred stock having par value $.0001. Knight Maryland does


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not  have  any  preferred  stock issued and  outstanding.  Knight
Nevada has authority to issue 500,000,000 shares of common stock having a par value of $.0001, 19,772,505 shares of which were outstanding on the April 7, 2007 record date for determining shareholders eligible to vote on the merger. Knight Nevada has authority to issue 50,000,000 shares of preferred stock having a par value of $.0001, no shares of which were outstanding on the April 7, 2007 record date for determining shareholders eligible to vote on the merger. Upon the merger becoming effective, (a) each outstanding share of common stock of Knight Nevada shall immediately be deemed to be one share of common stock of Knight Maryland without an exchange of certificates, and (b) the 100 shares of common stock of Knight Maryland owned by Knight Nevada, which shall then be owned by Knight Maryland by virtue of the merger, shall be retired and resume the status of authorized and unissued shares and any capital represented by the shares shall be eliminated.

     4.    Articles Of Incorporation And Bylaws.  The Articles Of
           ------------------------------------
Incorporation of Knight Maryland in effect on the date of the merger shall be the Articles Of Incorporation of the surviving corporation until further amended in accordance with the Maryland Code. The Bylaws of Knight Maryland in effect on the date of the merger shall be the Bylaws of the surviving corporation until amended in accordance with the Maryland Code.

     5.    Directors.   The directors of Knight Maryland  at  the
           ---------
time of the merger shall be the directors of the surviving corporation until their successors are elected and qualified.

     6.    Effect Of Merger.  Upon the merger becoming effective,
           ----------------
Knight Nevada shall merge with and into Knight Maryland, which shall be the surviving corporation, and Knight Nevada shall cease to exist. Knight Maryland shall possess all the rights, privileges, powers and franchisees of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each Constituent Corporation, and all the rights, privileges, powers and franchises of each Constituent Corporation and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, for stock subscriptions as well as all other things in action or belonging to each Constituent Corporation shall be vested in Knight Maryland; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of Knight Maryland as effectually as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; and all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall attach to Knight Maryland and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

     7.    Obligations Of The Constituent Corporations.  Each  of
           -------------------------------------------
the Constituent Corporations shall take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under the laws of the states of Nevada and Maryland to consummate and effect the merger.

     8.   Approval By Holder Of Common Stock.  This agreement has
          ----------------------------------
been approved by the stockholders of Knight Nevada and the sole stockholder of Knight Maryland in the manner provided by the laws of the respective jurisdictions under which they were organized and exist.

     9.     Termination;  Amendment.   This  agreement   may   be
            -----------------------
abandoned by either Knight Maryland or Knight Nevada by appropriate resolution of the Board Of Directors of either Constituent Corporation at any time prior to the merger becoming effective and may be amended in matters of form or supplemented by additional agreements, articles or certificates, as may be determined in the judgment of the Boards of Directors of the Constituent Corporations to be necessary, desirable, or expedient to clarify the intentions of the Constituent Corporation or to


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effect  or facilitate the filing, recording or official  approval of this Agreement And Plan Of Merger in accordance with its purpose and intent.

     10.  Incorporation Documents.  The Articles Of Incorporation
          -----------------------
of Knight Nevada and the Articles Of Incorporation of Knight Maryland are attached hereto as Exhibits C and D, respectively,
                                  ----------     -
and  incorporated and made a part of this Agreement And  Plan  Of
Merger.

     IN WITNESS WHEREOF this Agreement And Plan Of Merger has been executed and attested to by the persons indicated below to be effective on April 25, 2007.

                              KNIGHT ENERGY CORP., a Maryland
                              Corporation


Date: 4/25/07                 By: /s/  William  J.  Bosso
     ---------                ----------------------------
                                 William J. Bosso, President

ATTEST:


/s/ Bruce A. Hall
------------------------
Bruce A. Hall, Secretary



                              KNIGHT ENERGY CORP., a Nevada Corporation


Date: 4/25/07                 By: /s/ William J. Bosso
     ---------                   -------------------------------
                                  William J. Bosso, President

ATTEST:


/s/ Bruce A. Hall
------------------------
Bruce A. Hall, Secretary







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